Exhibit 21.1
AGREE REALTY CORPORATION
SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2007
Agree Realty Corporation through its Operating Partnership, Agree Limited Partnership, is the sole member of the following Limited Liability Companies:

SUBSIDIARY	JURISDICTION OF ORGANIZATION
Agree — Columbia Crossing Project, L.L.C.	Delaware

ACCP Maryland, LLC	Delaware

Agree — Milestone Center Project, L.L.C.	Delaware

AMCP Germantown, LLC	Delaware

Ann Arbor Store No 1, LLC	Delaware
Phoenix Drive, LLC	Delaware
Indianapolis Store No. 16, LLC	Delaware

Boynton Beach Store No. 150, LLC	Delaware
Oklahoma City Store No. 151, L.L.C.	Delaware
Omaha Store No. 166, L.L.C.	Delaware
Tulsa Store No. 135, LLC	Delaware

Tulsa Store No. 264, L.L.C.	Delaware
Mt Pleasant Shopping Center L.L.C.	Michigan
Agree Facility No. 1, L.L.C.	Delaware
Agree Bristol & Fenton Project, LLC	Michigan
Agree Realty South-East, LLC	Michigan
AC Realty Company, LLC	Georgia

Agree Port St. John LLC	Delaware
Agree Charlotte County, LLC	Delaware
Agree Marion Oaks, LLC	Delaware
Agree Silver Springs Shores, LLC	Delaware
Agree St. Augustine Shores, LLC	Delaware

Exhibit 21.1 — Continued
AGREE REALTY CORPORATION
SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2007

Agree Plainfield, LLC	Michigan
Agree Elkhart, LLC	Michigan
Agree 103-Middleburg Jacksonville, LLC	Delaware
Agree Brighton, LLC	Delaware
Agree Realty Corporation, through its Operating Partnership, Agree Limited Partnership, owns a 99% interest in the following Limited Liability Company:

Lawrence Store No. 203, L.L.C.	Delaware